Exhibit 5.1

Fulbright & Jaworski L.L.P.

May 5, 2010

RTI Biologics, Inc.

11621 Research Circle

Alachua, FL 32615

Re:	RTI Biologics, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of RTI Biologics, Inc., a Delaware corporation (the “Company”), relating to 5,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, that are reserved for issuance under the Company’s 2010 Equity Incentive Plan (the “Plan”).

As counsel to the Company, we have examined the Plan and originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinion expressed herein. As to questions of fact material to that opinion, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Plan and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited exclusively to applicable provisions of the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.